Kevin J. Hanratty, Esq.

Attorney at Law

845 Third Avenue, 6th Floor

New York, NY 10022

[Tel] 917-704-0426

[Fax] 917-398-1313

khanratty@hanrattylawllc.com

February 26, 2013

Bay Bridge Food & Produce Company

3550 S. Harlan St. 284

Denver, Colorado 80235

Re:

Legal Opinion Letter for Bay Bridge Food & Produce

Company pursuant to Regulation S-K, Item 601(b)(5)

To the Board of Directors and Officer of Bay Bridge Food & Produce Company:

I have acted as special counsel to Bay Bridge Food & Produce Company, a Delaware Corporation (the “Company”) for the limited purpose of rendering this opinion in connection with the registration statement on Form S-1 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the proposed offer and sale of Five Hundred Thousand (500,000) shares of the Company’s common stock, $0.00001 par value (the “Shares”).

This opinion letter is being furnished at your request and in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion letter, I have examined various instruments, documents, and records, and considered verbal representations that I have deemed necessary for the basis of my opinion. I have relied on the following:

(1)

the Registration Statement

(2)

the Company’s Certificate of Incorporation filed with the Delaware Secretary of State

(3)

the Company’s By-laws

(4)

records of corporate proceedings of the Company

(5)

the audited Financial Statements of the Company

(6)

telephonic conversation of February 25, 2013 with the sole Board Member and Officer of the Company

I have also reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion expressed hereinafter.

In addition to the foregoing, I have also assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified, conformed, facsimile, electronic or photostatic copies. Further, I have assumed the resolutions authorizing the Company to issue, offer and sell the Shares are, and will be, in full force and effect at all times at which such Shares are offered or sold by the Company, and that the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Shares thereunder).

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

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(1) The Company is a duly organized and validly existing corporation under the laws of the State of Delaware, with corporate power to conduct the business it conducts as described in the Registration Statement;

(2) The authorized capital stock of the Company consists of Five Hundred Million (500,000,000) shares of common stock, $0.00001 par value, of which there are Five

Million (5,000,000) shares outstanding.  The outstanding shares have been duly authorized, legally issued, fully paid, and are non-assessable; and

(3) The Five Hundred Thousand (500,000) Shares offered pursuant to the Registration Statement are duly authorized and when sold in accordance with the Registration Statement, will be validly issued, and will be fully paid and non-assessable.

My opinion set forth is limited to the General Corporation Law of the State of

Delaware (including the relevant statutory provisions, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and relevant federal law. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under Exhibit 5.1 of the Registration Statement under the caption “Opinion of Counsel”.  I confirm that, as of the date hereof, I own no securities of the Company.

In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

Very truly yours,

/s/ Kevin J. Hanratty

Kevin J. Hanratty

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